EXHIBIT 99.2

For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
William R. Neil	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044
Peerless Systems Announces Definitive Agreement for Development of Highly Integrated SoC Solution Targeting Printer and MFP Manufacturers
Peerless Accelerates Strategy of Targeting High-Volume Color Printer and MFP Markets
EL SEGUNDO, Calif., March 30, 2006 — Peerless Systems Corporation (Nasdaq: PRLS), a leading provider of advanced imaging and networking technologies and components to the digital document market, today announced it is working under contract with a major vendor to the printer and multi-function product (MFP) industry to provide design and development services for an advanced System-on-Chip (SoC) device. This device, when coupled with Peerless and third-party software applications, will offer printer and MFP original equipment manufacturers (OEMs) an unprecedented level of integration, performance, cost effectiveness and speed to market for their products.
Under this non-exclusive agreement, Peerless will receive engineering service revenue for development work and revenue from devices sold subject to a license agreement to be negotiated in the future. There is also the possibility for separate sales of software to the OEMs so that the full power and quality of Peerless technologies can be extracted from the chips. While being paid for services in the development of the SoC devices, Peerless will continue to have ownership rights to the technologies it invents during the development.
Advancements in semiconductor technology have made it possible to integrate multiple functions within a single chip. In the digital imaging industry, an SoC typically involves imaging, communications and processor technologies. Benefits include lower production costs, increased functionality and the simplified integration of features and functions into printing systems.
Howard Nellor, president and CEO of Peerless, said, “This design and development effort represents a major step forward in our strategy of developing integrated solutions for low-cost color printers and MFPs. We believe our relationship with this partner, which has a much larger sales force, will help us leverage our strength in the development of SoCs and will allow both companies to gain greater exposure and market share in the digital imaging space.”
Nellor said the successful commercialization of the new SoC device could significantly reduce production and development costs of printer and MFP controllers, while concurrently delivering unparalleled productivity. In contrast to other SoC solutions that often provide lower page speeds than those supported by the print engine, this new SoC will more reliably deliver high-performance color at the rated page-per-minute (ppm) of the printer engines.

It is expected that Peerless and its SoC partner will jointly market the solution, which will be designed for color printers operating at more than 20 ppm and priced from the lower cost product range to the mid and higher end of the office monochrome and color product range.
Alan Curtis, vice president of corporate development, at Peerless, said, “Market analysis from industry sources indicates that the worldwide color laser market for printers and MFPs in the 21-69 ppm segment grew by 57% in 2005 and is expected to grow at more than 20% compounded annually through 2009.
“By utilizing Peerless technologies, our customers are able to achieve better performance and costs without the burden of the long and expensive development cycles that OEMs typically experience when attempting to develop highly integrated SoCs,” Curtis added. “Furthermore, our customers are able to take advantage of our patented graphics processor technology which gives a further performance boost and cost reductions compared to solutions developed elsewhere.”
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
This press release contains forward-looking statements regarding future events and our future performance that involve risks and uncertainties that could cause actual results to differ materially. In particular, statements regarding the outlook for our future business, financial performance and growth, profitability, product availability, potential applications and successes and the impact on future performance of organizational and operational changes all constitute forward-looking statements. Forward-looking statements also include but are not limited to statements under the heading “Guidance” and statements that relate to the introduction by Kyocera-Mita of new products incorporating our technologies, our ASIC and SoC development activities, our discussions with other OEM’s interested in incorporating our color technologies into their products, the prospects for our SoC strategy and any other statements that relate to the intent, belief, plans or expectations of Peerless or its management or any statement that is not a historical fact. Because forecasts are inherently estimates that cannot be made with precision, Peerless’ performance at times differs materially from its estimates and targets, and Peerless often does not know what the actual results will be until after a quarter’s end and/or year’s end. Therefore, Peerless will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Peerless.
Any other statements in this press release that refer to Peerless’ expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Peerless’ current analysis of existing trends and information and represent Peerless’ judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Peerless’ business, including, among other things, changing competitive, and market conditions, the impact of Microsoft’s Vista operating system, our ability to sell a new generation of printing technologies to manufacturers of advanced office workgroup products, our research and development capabilities, our ability to recognize revenue from new OEM product lines of high-performance color technology, our ability to maintain and build relationships with our current and future customer base, including Konica Minolta, Novell, Seiko Epson and Kyocera Mita, the timing of licensing revenues and the reduced demand for our existing monochrome technologies, our ability and our partner’s ability to find customers for our advanced SoC devices and software, an adverse change in our relationship with Adobe Systems Incorporated or Novell Inc., the possibility that price and other competitive pressures may make the marketing and sale of our products not commercially feasible, technological advances and patents obtained by competitors, the results of any pending or future litigations, investigations or claims and the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates, international relations and the state of the economy worldwide, can materially affect Peerless’ results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Peerless expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in Peerless’ periodic public filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Peerless and its Businesses” in Peerless’ most recent Annual Report filed on Form 10-K for the fiscal year ended January 31, 2005 and Peerless’ most recent quarterly report filed on Form 10-Q for the quarter ended October 31, 2005. Copies of Peerless’ press releases and additional information about Peerless is available at www.Peerless.com or you can contact the Peerless Investor Relations Department by calling (562) 366-1552.
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